Exhibit 99.2

DAVID W. WILLIAMS CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER	NOBLE CORPORATION DORFSTRASSE 19A • 6340 BAAR • SWITZERLAND • +41 41 761 65 55

24 September 2013

To the Noble Team:

I want to share with you some very important news about Noble. As you may already be aware, today we announced that Noble has decided to pursue a plan to separate our business into two separate and highly focused offshore drilling companies. Noble intends to create a new company to own and operate most of our standard specification drilling rigs. This entity will also provide drilling services for the Hibernia Platform. Meanwhile, Noble will continue to own and operate our higher specification assets. A list of the drilling units expected to be included in each Company is attached.

Following comprehensive deliberations and a good deal of work, we have concluded that separating into two business units makes operational, financial and strategic sense. We believe that separating our current fleet along these lines will enable each company to have a more focused business strategy, enhance growth potential and overall valuation of assets, be more responsive to the needs of customers and better attract and retain employees.

We expect the standard specification business to be separated from Noble through the distribution of the shares of the new company to Noble shareholders in a spin-off that would be tax-free to shareholders. Subject to business, market, regulatory and other considerations, the separation may be preceded by an initial public offering of up to 20 percent of the shares of the new company. We currently expect the date that the standard specification company will begin to operate as a separate company could occur as early as the second quarter of 2014.

I know this news may be unexpected, and I certainly appreciate that it may cause uncertainty about what this means for some of you personally. We will work to address these uncertainties as quickly as possible, but understandably, it will take some time. However, I believe that this transaction is best for all of our stakeholders and will provide employees with opportunities that come with being part of a more highly focused organization. For now, you should know that there will be no immediate changes in our day-to-day operations and we should all continue to do our jobs in our usual professional manner. Ultimately, we expect there to be job creation for some shore-based positions around the world to support offshore operations that are contemplated to be largely unchanged.

Until the process is completed, the most important thing all of us can do is to continue to focus on our current job priorities. Going forward, we will provide additional updates on how the separation will affect you. Again, this is a very exciting time for our Company and I thank you for your continued support and for your contributions to our success.

Keep up the good work,

David W. Williams

This letter does not constitute an offer to sell, or the solicitation of an offer to buy, any securities.

Participants in the Solicitation

Noble Corporation and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed separation of the standard specification business. Information about the directors and executive officers of Noble and their ownership of Noble shares is set forth in the definitive proxy statement for Noble’s 2013 annual general meeting, which was filed with the SEC on March 11, 2013, and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended.

Investors can obtain more information when the proxy statement relating to shareholder approval of the separation becomes available. This proxy statement, and any other documents filed by Noble with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov or on the Company’s website at www.noblecorp.com. Investors should read the proxy statement carefully, when it becomes available, before making any voting decision because it will contain important information.

Units to be Owned and Managed by the Standard Specification Company

Jackups (34)

Name	Location	Water Depth[1]
Noble Bill Jennings	Mexico	390
Noble Eddie Paul	Mexico	390
Noble Julie Robertson	UK	390	[2]
Noble Leonard Jones	Mexico	390
Noble Al White	Netherlands	360
Noble Roy Rhodes	UAE	328
Noble Byron Welliver	UK	300
Noble Charlie Yester	India	300
Noble Ed Holt	India	300
Noble Gene Rosser	Mexico	300
Noble George McLeod	Malaysia	300
Noble Gus Androes	Qatar	300
Noble Harvey Duhaney	Qatar	300
Noble Jimmy Puckett	Qatar	300
Noble John Sandifer	Mexico	300
Noble Johnnie Hoffman	Mexico	300
Noble Kenneth Delaney	India	300
Noble Percy Johns	Nigeria	300
Noble Roy Butler	Mexico	300
Noble Sam Noble	Mexico	300
Noble Tommy Craighead	Benin	300
Noble Carl Norberg	Mexico	250
Noble Chuck Syring	Qatar	250
Noble Earl Fredrickson	Mexico	250
Noble Ed Noble	Nigeria	250
Noble George Sauvageau	UK	250
Noble Lloyd Noble	Cameroon	250
Noble Tom Jobe	Mexico	250
Noble Lynda Bossler	Netherlands	250
Noble Piet van Ede	Netherlands	250
Noble Ronald Hoope	Netherlands	250
Dhabi II	Abu Dhabi	150
Noble Dick Favor	UAE	150
Noble Don Walker	Cameroon	150

1)	Operating design water depth (in feet)
2)	Leg extensions fabricated to enable the rig to operate in up to 390’ of water in a non-harsh environment

Units to be Owned and Managed by the Standard Specification Company

(Continued)

Floaters (8)

Name	Location	Water Depth[1]
Noble Roger Eason	Brazil	7,200
Noble Leo Segerius	Brazil	5,600
Noble Phoenix	Brazil	5,000
Noble Muravlenko	USA	4,900
Noble Lorris Bouzigard	USA	4,000
Noble Therald Martin	Brazil	4,000
Noble Duchess	India	1,500
Noble Ton van Langeveld	UK	1,500

Other Assets (4)

Name	Location	Water Depth[1]
Noble Joe Alford	USA	70
Noble Lester Pettus	USA	70
Noble Seillean (FPSO)	USA	6,500
Hibernia Platform (labor contract)	Canada	N/A

Units to be Owned and Managed by Noble

Jackups (15)

Name	Location	Water Depth[1]
Mariner CJ70 (To Be Named)	Singapore[3]	500
Noble Regina Allen	Singapore[3]	400
Noble Mick O’Brien	UAE	400
Noble Houston Colbert	Singapore[3]	400
Noble Sam Turner	Singapore[3]	400
Noble Tom Prosser	Singapore[3]	400
Noble Sam Hartley	Singapore[3]	400
Noble Roger Lewis	Saudi Arabia	400
Noble Scott Marks	Saudi Arabia	400
Noble Hans Deul	UK	400
Noble Gene House	Saudi Arabia	300
Noble Joe Beall	Saudi Arabia	300
Noble Charles Copeland	Saudi Arabia	280
Noble Alan Hay	UAE	300
Noble David Tinsley	UAE	300

Floaters (20)

Name	Location	Water Depth[1]
Noble Danny Adkins	USA	12,000
Noble Jim Day	USA	12,000
Noble Bob Douglas	South Korea[3]	12,000
Noble Bully I2	USA	8,200
Noble Bully II2	Brazil	10,000
Noble Clyde Boudreaux	Australia	10,000
Noble Dave Beard	Brazil	10,000
Noble Don Taylor	USA	12,000
Noble Globetrotter I	USA	10,000
Noble Globetrotter II	Benin	10,000
Noble Sam Croft	South Korea[3]	12,000
Noble Tom Madden	South Korea[3]	12,000
Noble Paul Wolff	Brazil	9,200
Noble Amos Runner	USA	8,000
Noble Homer Ferrington	Malta	7,200
Noble Max Smith	Brazil	7,000
Noble Jim Thompson	USA	6,000
Noble Paul Romano	Malta	6,000
Noble Driller	USA	5,000
Noble Discoverer	South Korea	1,000

3)	Under Construction
4)	Joint Venture with a subsidiary of Shell where each party has an equal 50 percent ownership stake in the vessel